                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 8.1

                              LIST OF SUBSIDIARIES

                            JURISDICTION OF         NAME UNDER WHICH
SUBSIDIARIES                 ESTABLISHMENT          BUSINESS IS DONE
------------                 -------------          ----------------
Telepar Celular S.A.           Brazil                     TIM Sul
Telesc Celular S.A.            Brazil                     TIM Sul
CTMR Celular S.A.              Brazil                     TIM Sul
timnet.com S.A.                Brazil                     TIM Sul


                                       1